Bob Evans Farms, Inc. and Subsidiaries
Exhibit 21
As of January 1, 2011


Bob Evans Farms, Inc., a Delaware corporation
owns 100% of
Mimi's Cafe, LLC, a Delaware limited liability company
owns 100% of
SWH Corporation, a California corporation
Mimi's Cafe of Rogers, Inc., an Arkansas non-profit mutual benefit corporation
owns 100% of
Mimi's Cafe Kansas, Inc., a Kansas corporation
owns 100% of
SWH Too, LLC, a Delaware limited liability company
owns 100% of
SWH Texas, Inc., a Delaware corporation
owns 100% of
SWH Liquor Company, a Texas corporation
owns 100% of
SWH Oklahoma, Inc., an Oklahoma corporation
owns 100% voting
SWH Howard Maryland, Inc., a Maryland corporation
owns 100% of
SWH Charles Maryland, Inc., a Maryland corporation
owns 100% of
SWH Frederick Maryland, Inc., a Maryland corporation
owns 100% of
Bob Evans Farms, Inc.,
owns 100% of
Bob Evans Holding, Inc., an Ohio corporation
BEF Management, Inc., an Ohio corporation
Owens Foods, Inc., a Texas corporation
Bob Evans Transportation Company, LLC, an Ohio limited